Execution Version
CARNIVAL CORPORATION,
as Issuer,
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Transfer Agent and Registrar,
_____________________________
INDENTURE
Dated as of May 21, 2025
_____________________________

5.875% SENIOR UNSECURED NOTES DUE 2031

i

Schedules
Schedule I    –    Guarantors
Exhibits
Exhibit A    –    Form of Note
Exhibit B    –    Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C    –    Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D    –     Form of Supplemental Indenture

INDENTURE, dated as of May 21, 2025, among Carnival Corporation, a Panamanian corporation (the “Issuer”), Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), the other Guarantors party hereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), as Principal Paying Agent, as Transfer Agent and as Registrar.
RECITALS
The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance on the date hereof of $1,000,000,000 aggregate principal amount of its 5.875% Senior Unsecured Notes due 2031 (the “Original Notes”) and any additional senior unsecured notes (the “Additional Notes”) that may be issued after the Issue Date in compliance with this Indenture. The Original Notes and the Additional Notes together are referred to herein as the “Notes.” The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions.
“2026 Unsecured Note Indenture” means the Indenture, dated as of November 25, 2020, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2026 Unsecured Notes” means the U.S. dollar-denominated 7.625% Senior Unsecured Notes due 2026 of the Issuer, issued pursuant to the 2026 Unsecured Note Indenture, as amended, restated or supplemented.
“2027 Convertible Notes” or “Convertible Notes” means the 5.75% Convertible Senior Notes due 2027 of the Issuer, issued pursuant to the 2027 Convertible Notes Indenture, as amended, restated or supplemented.
“2027 Convertible Notes Indenture” means the Indenture, dated as of November 18, 2022, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.

“2027 First-Priority Note Indenture” means the Indenture, dated as of October 23, 2000 (as supplemented on July 15, 2003 with respect to the 2027 First-Priority Secured Notes, and as further supplemented on December 1, 2003), among the Issuer, Carnival plc, as guarantor, and The Bank of New York Mellon, as trustee for the 2027 First-Priority Secured Notes.
“2027 First-Priority Secured Notes” means the 7.875% Debentures due 2027 of the Issuer, issued pursuant to the 2027 First-Priority Note Indenture, as amended, restated or supplemented.
“2027 Unsecured Note Indenture” means the Indenture, dated as of February 16, 2021, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2027 Unsecured Notes” means the 5.750% Senior Unsecured Notes due 2027 of the Issuer, issued pursuant to the 2027 Unsecured Note Indenture, as amended, restated or supplemented.
“2028 First-Priority Note Indenture” means the Indenture, dated as of July 26, 2021, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee for the 2028 First-Priority Secured Notes.
“2028 First-Priority Secured Notes” means the 4.000% First-Priority Senior Secured Notes due 2028 of the Issuer, issued pursuant to the 2028 First-Priority Note Indenture, as further amended, restated or supplemented.
“2029 First-Priority Note Indenture” means the Indenture, dated as of August 8, 2023, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee for the 2029 First-Priority Secured Notes.
“2029 First-Priority Secured Notes” means the 7.00% First-Priority Senior Secured Notes due 2029 of the Issuer, issued pursuant to the 2029 First-Priority Note Indenture, as amended, restated or supplemented.
“2029 Unsecured Note Indenture” means the Indenture, dated as of November 2, 2021, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2029 Unsecured Notes” means the 6.000% Senior Unsecured Notes due 2029 of the Issuer, issued pursuant to the 2029 Unsecured Note Indenture, as amended, restated or supplemented.

“2030 Euro Unsecured Note Indenture” means the Indenture, dated as of April 25, 2024, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2030 Euro Unsecured Notes” means the 5.750% Senior Unsecured Notes due 2030 of the Issuer, issued pursuant to the 2030 Euro Unsecured Note Indenture, as amended, restated or supplemented.
“2030 Unsecured Note Indenture” means the Indenture, dated as of February 28, 2025, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2030 Unsecured Notes” means the 5.750% Senior Unsecured Notes due 2030 of the Issuer, issued pursuant to the 2030 Unsecured Note Indenture, as amended, restated or supplemented.
“2033 Unsecured Note Indenture” means the Indenture, dated as of February 7, 2025, among the Issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2033 Unsecured Notes” means the 6.125% Senior Unsecured Notes due 2033 of the Issuer, issued pursuant to the 2033 Unsecured Note Indenture, as amended, restated or supplemented.
“Additional Capital Markets Indebtedness” means secured or unsecured capital markets debt securities (including both convertible and non-convertible debt securities) issued in a public offering registered under the U.S. Securities Act or a “Rule 144A” offering similar to that in which the 2026 Unsecured Notes, the 2027 Unsecured Notes, the 2029 Unsecured Notes, the 2030 Euro Unsecured Notes, the 2030 Unsecured Notes and the 2033 Unsecured Notes were issued.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Law” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.
“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally, including, in the case of Italy, the Italian Legislative Decree no. 14 of 12 January 2019, as amended and/or restated from time to time. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. For the avoidance of doubt, the terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation (or a company), the board of directors of the corporation (or company, as applicable) or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC and its nominees and successors.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.
“Capital Markets Indebtedness” means the First-Priority Secured Notes, the 2027 Convertible Notes, the 2026 Unsecured Notes, the 2027 Unsecured Notes, the 2029 Unsecured Notes, the 2030 Euro Unsecured Notes, the 2030 Unsecured Notes and the 2033 Unsecured Notes or any other series of Additional Capital Markets Indebtedness in existence on the date hereof or thereafter having an aggregate outstanding principal amount in excess of $300.0 million.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (including, in the case of a company, shares (of whatever class) in its capital), but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Carnival Corporation & plc Group” means the Carnival Corporation Group and the Carnival plc Group.
“Carnival Corporation Group” means Carnival Corporation and all its Subsidiaries from time to time.
“Carnival plc Group” means Carnival plc and all its Subsidiaries from time to time.
“Change of Control” means any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the U.S. Exchange Act), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the U.S. Exchange Act), directly or indirectly of such capital stock of the Issuer and Carnival plc, in each case as is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the boards of directors of each of the Issuer and Carnival plc; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of the Issuer or Carnival plc, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either the Issuer (or any Subsidiary thereof) or Carnival plc (or any Subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of the Issuer and/or Carnival plc with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the Capital Stock of the Issuer and/or Carnival plc, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only material asset is the Issuer and/or Carnival plc Capital Stock shall be deemed not to be a “Relevant Person.”
“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.
“Clearstream” means Clearstream Banking, S.A., its nominees and successors.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.
“Company” means Carnival plc and Carnival Corporation, or either of them, as the context may require, and not any of their Subsidiaries; provided, however, that if a Parent Entity of the Issuer and/or Carnival plc becomes a Guarantor of the Notes, the Issuer may, at its election, designate, by giving written notice thereof to the Trustee, the relevant Parent Entity as constituting the “Company” (in replacement of the Issuer and/or Carnival plc, as applicable) for all purposes of this Indenture.
“Consolidated Tangible Assets” means the total amount of assets which under GAAP would be included on a consolidated balance sheet after deducting therefrom, without duplication, the sum of all goodwill, trade names, trademarks, patents, right-of-use assets, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office” means the principal designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at West Side Flats St Paul, 60 Livingston Ave, Saint Paul, MN 55107, EP-MN-WS3C Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Registered Note” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof and transferred in accordance with Section 2.06 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the legends applicable to Global Notes and shall not have the “Schedule of Principal Amount in the Global Note” attached thereto.
“DTC” means The Depository Trust Company, its nominees and their respective successors.
“Euroclear” means Euroclear SA/NV, its nominees and successors.
“Existing First-Priority Secured Notes” means the 2027 First-Priority Secured Notes, the 2028 First-Priority Secured Notes and the 2029 First-Priority Secured Notes.
“Existing Term Loan Facility” means the Term Loan Agreement, dated as of June 30, 2020, among the Issuer, as lead borrower, Carnival Finance, LLC, as co-borrower, and Carnival plc and the other Guarantors, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions, as lenders, as amended on December 3, 2020, June 30, 2021, October 5, 2021, October 18, 2021, June 16, 2023, April 25, 2024 and January 13, 2025, and the Term Loan Agreement, dated as of August 8, 2023, among the Issuer, as lead borrower, Carnival Finance, LLC, as co-borrower, and Carnival plc and the other Guarantors, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions, as lenders, as amended on April 25, 2024 and January 13, 2025, and, in each case, as further amended, restated, supplemented or otherwise modified from time to time.
“Existing Unsecured Notes” means the 2026 Unsecured Notes, the 2027 Unsecured Notes, the 2029 Unsecured Notes, the 2030 Euro Unsecured Notes, the 2030 Unsecured Notes and the 2033 Unsecured Notes.
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
“Fitch” means Fitch Ratings Inc.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).
“Guarantors” means Carnival plc and any Subsidiary Guarantor that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
“Investment Grade Rating” means “Baa3” by Moody’s or “BBB-” by S&P or Fitch, or equivalent (including the equivalent rating by any other Rating Agency), or better.
“Issue Date” means May 21, 2025.
“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.
“Italian Guarantor” means Costa Crociere S.p.A.
“Moody’s” means Moody’s Investors Service, Inc.
“Note Documents” means the Notes, any Additional Notes, the Note Guarantees, this Indenture and any other agreements, documents or instruments related to any of the foregoing, as they may be amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced, from time to time.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Offering Memorandum” means the final offering memorandum in respect of the Original Notes dated May 12, 2025.
“Officer” means, with respect to any Person, the Chairman or Vice Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer.
“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications. The counsel may be an employee of or counsel to the Issuer.
“Parent Entity” means any Person of which the Issuer or Carnival plc, as applicable, is a Subsidiary (including any Person of which the Issuer or Carnival plc, as applicable, becomes a Subsidiary after the Issue Date in compliance with this Indenture) and any holding company established by one or more Permitted Holders for purposes of holding its investment in any Parent Entity.
“Permitted Holders” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the U.S. Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the U.S. Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of the Issuer and/or Carnival plc (a “Permitted Holder Group”); provided that in the case of this clause (ii), the Permitted Holders specified in clause (i) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of the Issuer and Carnival plc (or, in each case, of the relevant Parent Entity designated as constituting the “Company” (in replacement of the Issuer and/or Carnival plc, as applicable)) held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.
“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rating Agencies” means any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of the Issuer or a rating of the Notes, as applicable, for reasons outside the control of the Company, a nationally recognized statistical rating agency selected by the Issuer to substitute for such Rating Agency.
“Rating Downgrade” means, in respect of any Change of Control, that the Notes are, within the Change of Control Period in respect of such Change of Control, downgraded by two of the Rating Agencies to a non-Investment Grade Rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an Investment Grade Rating (Baa3/BBB-, or equivalent, or better) by both such Rating Agencies; provided, however, that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Downgrade for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Downgrade).
“Record Date,” for the interest payable on any Interest Payment Date, means the June 1 and December 1 (in each case, whether or not a Business Day) next preceding such Interest Payment Date.
“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.
“Regulation S” means Regulation S under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.
“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (A) the date of the first public announcement of such Change of Control and (B) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.
“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by the Issuer or Carnival plc or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control, provided that within 180 days following such announcement or statement such Change of Control shall have occurred.
“Rule 144” means Rule 144 under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.
“S&P” means Standard & Poor’s Financial Services LLC.
“Security Interest” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means each Subsidiary of the Company that has provided a Note Guarantee.
“Supplemental Indenture” means a supplemental indenture to this Indenture substantially in the form of Exhibit D attached hereto.
“Tax” or “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and additions to tax related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxation” shall be construed to have a corresponding meaning.

“Trust Officer” means any officer within the agency and corporate trust group, division or section of the Trustee (however named, or any successor group of the Trustee) and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“U.S. dollar” or “$” means the lawful currency of the United States of America.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
SECTION 1.02    Other Definitions.

Term	Section
“Additional Amounts”	4.06(a)
“Additional Notes”	Recitals
“Agents”	2.03
“Applicable Procedures”	2.06(b)(ii)
“Authorized Agent”	12.08
“Change in Tax Law”	3.08(b)
“Change of Control Offer”	4.05(a)
“Change of Control Purchase Date”	4.05(a)
“Change of Control Purchase Price”	4.05(a)
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.12
“Event of Default”	6.01(a)
“Exchange”	4.05(i)
“Global Notes”	2.01(c)
“Guarantee Fall-Away Event”	4.07(b)
“Issuer”	Preamble
“Judgment Currency”	12.14
“Legal Defeasance”	8.02
“Note Obligations”	10.01(a)
“Notes”	Recitals
“Original Notes”	Recitals
“Participants”	2.01(c)
“Paying Agent”	2.03
“Principal Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)

Term	Section
“Required Currency”	12.14
“Restricted Global Note”	2.01(b)
“Secured Debt”	10.09(b)
“Security Register”	2.03
“Tax Jurisdiction”	4.06(a)
“Tax Redemption Date”	3.08
“TIA”	1.03(ix)
“Transfer Agent”	2.03
“Trustee”	Preamble

SECTION 1.03    Rules of Construction. Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)    “or” is not exclusive;
(iv)    “including” or “include” means including or include without limitation;
(v)    words in the singular include the plural and words in the plural include the singular;
(vi)    unsecured or unguaranteed indebtedness shall not be deemed to be subordinate or junior to secured or guaranteed indebtedness merely by virtue of its nature as unsecured or unguaranteed indebtedness;
(vii)    any indebtedness secured by a Security Interest ranking junior to any of the Security Interests securing other indebtedness shall not be deemed to be subordinate or junior to such other indebtedness by virtue of the ranking of such Security Interests;
(viii)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;
(ix)    except as provided in Section 7.09, the Trust Indenture Act of 1939, as amended (the “TIA”), shall not apply to this Indenture or the other Note Documents or any documents or instruments related thereto, and no terms used in any of the foregoing shall have meanings given to them by the TIA; and

(x)    where a notification or designation is to be made by the “Company,” under this Indenture, such notification or designation may be made either by the Issuer or Carnival plc.
ARTICLE TWO
THE NOTES
SECTION 2.01    The Notes.
(a)    Form and Dating. The Notes and the Trustee’s (or the authenticating agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.
(b)    Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Restricted Global Note and recorded in the Security Register, as hereinafter provided.
Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (each, a “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Regulation S Global Note and recorded in the Security Register, as hereinafter provided.
(c)    Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (together, the “Global Notes”) deposited with or on behalf of DTC.

Members of, or participants and account holders in, DTC (including Euroclear and Clearstream) (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee or any custodian of DTC or under such Global Note, and DTC or its nominees may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note (as applicable) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, on the one hand, and the Participants, on the other, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.
Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.
SECTION 2.02    Execution and Authentication. An authorized member of the Issuer’s Board of Directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.
If an authorized member of the Issuer’s Board of Directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee (or its authenticating agent) authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or its authenticating agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate (whether itself or via the authenticating agent) (a) Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $1,000,000,000 and (b) Additional Notes, from time to time. The Issuer is permitted to issue Additional Notes as part of a further issue under this Indenture, from time to time; provided that any Additional Notes may not have the same CUSIP number and/or ISIN (or be represented by the same Global Note or Global Notes) as the Notes unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes. The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.
The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
SECTION 2.03    Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and references to the Paying Agent shall include the Principal Paying Agent) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.
The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Section 4.05.
The Issuer hereby appoints (i) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Principal Paying Agent (the “Principal Paying Agent”), (ii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Registrar, and (iii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Transfer Agent. Each hereby accepts such appointments. The Transfer Agent, Principal Paying Agent and Registrar and any authenticating agent are collectively referred to in this Indenture as the “Agents.” The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.
Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the

Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.
The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.05.
SECTION 2.04    Paying Agent to Hold Money. Not later than 12:00 p.m. (New York, New York time), on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Principal Paying Agent (and, if applicable, any other Paying Agent) money in immediately available funds in U.S. dollars sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall procure payment confirmation on or prior to the third Business Day preceding payment. The Principal Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Principal Paying Agent (and, if applicable, any other Paying Agent) after the time specified in the immediately preceding sentence, the Principal Paying Agent (and, if applicable, any other Paying Agent) shall remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Principal Paying Agent (and, if applicable, any other Paying Agent) shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Principal Paying Agent (and, if applicable, any other Paying Agent) shall only be obliged to remit money to Holders if it has actually received such money from the Issuer in clear funds. The Principal Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.
The Trustee may, if the Issuer has notified it in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Eight, notify the Paying Agent in writing of this fact and require the Paying Agent (until notified by the Trustee to the contrary) to act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Eight.
SECTION 2.05    Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such Record Date as the Trustee may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.
SECTION 2.06    Transfer and Exchange.
(a)    Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the authenticating agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request; provided that no Note of less than $2,000 may be transferred or exchanged. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes or upon exchanges pursuant to Sections 2.10, 3.07 or 9.04) or in accordance with a Change of Control Offer pursuant to Section 4.05 not involving a transfer.
Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the relevant Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the relevant Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the relevant Holder or by a duly authorized attorney-in-fact at the office of the Registrar.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the relevant Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(b)    Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.
(i)    Except for transfers or exchanges made in accordance with either of clauses (ii) or (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees or custodians of DTC or to a successor of DTC or such successor’s nominee or custodian.
(ii)    Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of DTC, in each case to the extent applicable (the “Applicable Procedures”). Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the interest in the Restricted Global Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note and shall cause DTC to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

(iii)    Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.
(c)    If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A attached hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall (or shall direct the authenticating agent to) authenticate and deliver Notes that do not bear the legend.
(d)    The Trustee and the Agents shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.
(e)    Notwithstanding anything to the contrary in this Section 2.06, the Issuer is not required to register the transfer of any Definitive Registered Notes:
(i)    for a period of 15 days prior to any date fixed for the redemption of the Notes;
(ii)    for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(iii)    for a period of 15 days prior to the Record Date with respect to any Interest Payment Date; and
(iv)    which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.
SECTION 2.07    Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or shall direct the authenticating agent to), upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.
In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
Every replacement Note shall be an additional obligation of the Issuer.
The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.
SECTION 2.08    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by or on behalf of the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.
If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09    Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer, by any Guarantor or by any Affiliate thereof shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor or any Affiliate thereof.
SECTION 2.10    Definitive Registered Notes.
(a)    A Global Note deposited with a custodian for DTC pursuant to Section 2.01 shall be transferred in whole to a Definitive Registered Note only if such transfer complies with Section 2.06 and (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note or DTC ceases to be registered as a clearing agency under the U.S. Exchange Act, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) the owner of a Book-Entry Interest requests such an exchange in writing delivered through DTC following an Event of Default under this Indenture. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(a).
(b)    Any Global Note that is transferred to a Definitive Registered Note pursuant to this Section 2.10 shall be surrendered by the custodian for DTC, to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall itself or via the authenticating agent authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of the Notes of authorized denominations in the form of one or more Definitive Registered Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as DTC may direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for Definitive Registered Notes, payment of principal, premium, if any, and interest on the Definitive Registered Notes will be payable, and the transfer of the Definitive Registered Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such Definitive Registered Notes shall bear the applicable legends set forth in Exhibit A attached hereto.
(c)    In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee and the authenticating agent a reasonable supply of Definitive Registered Notes in definitive, fully registered form without interest coupons.
SECTION 2.11    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the U.S. Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
SECTION 2.12    Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:
(a)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.
(b)    The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.
Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.14    ISIN and CUSIP Numbers. The Issuer in issuing the Notes may use ISIN and CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN and CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.
SECTION 2.15    Issuance of Additional Notes. The Issuer may issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. Except as provided herein, the Original Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
ARTICLE THREE
REDEMPTION; OFFERS TO PURCHASE
SECTION 3.01    Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.
SECTION 3.02    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur. The Issuer shall give each notice to the Trustee provided for in this Section 3.02 at least 10 days but not more than 60 days before a Redemption Date if the redemption is a redemption pursuant to Section 6 of the Note, except that notice may be given to the Trustee more than 60 days prior to the Redemption Date if the notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture or if the Redemption Date is delayed. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein.
SECTION 3.03    Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time (it being understood that the Issuer shall notify the Trustee of any such listing), and in compliance with the requirements of DTC or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. For Notes which are represented by global certificates held on behalf of DTC, if the Notes are selected for redemption on a pro rata basis, the Notes to be redeemed shall be selected in accordance with DTC procedures on a “Pro Rata Pass-Through Distribution of Principal” basis.
The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount and any integral multiple thereof; provided that no Notes of $2,000 in principal amount or less may be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be called for redemption.
The Trustee shall not be liable for selections made in accordance with the provisions of this Section 3.03 or for selections made by DTC.
SECTION 3.04    Notice of Redemption.
(a)    At least 10 days but not more than 60 days before a date for redemption of the Notes, the Issuer shall deliver a notice of redemption to each Holder to be redeemed at its address contained in the relevant Security Register or electronically if such Notes are held by DTC, as applicable, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, and shall comply with the provisions of Section 12.01(b).
(b)    The notice shall identify the Notes to be redeemed (including ISIN and CUSIP numbers) and shall state:
(i)    the Redemption Date;
(ii)    the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;
(iii)    the name and address of the Paying Agent;
(iv)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)    that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;
(vi)    that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;
(vii)    that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and
(viii)    the paragraph of the Notes or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.
At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.
For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid delivery.
(c)    Notice of any redemption upon or following any corporate transaction or other event (including any equity offering, incurrence of indebtedness, change of control or other transaction) may be given prior to the completion thereof, and any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in the Issuer’s discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in the Issuer’s discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its discretion that any or all of such conditions will not be satisfied (or waived). Notice of any redemption may be partial as a result of only some of the conditions being satisfied. In addition, the Issuer may provide in such notice that payment of the applicable redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
SECTION 3.05    Deposit of Redemption Price. On the Redemption Date, by no later than 12:00 p.m. (New York, New York time) on that date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Affiliates is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.
SECTION 3.06    Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.
Notice of redemption shall be deemed to be given when delivered, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.
SECTION 3.07    Notes Redeemed in Part.
(a)    Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the relevant Registrar who shall make a notation on the relevant Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.
(b)    Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.
SECTION 3.08    Redemption for Changes in Taxes. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth in Section 3.04), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if the Issuer determines, based upon an opinion of independent counsel of recognized standing, that on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of:
(a)    any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); or
(b)    any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).
The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.08 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

ARTICLE FOUR
COVENANTS
SECTION 4.01    Payment of Notes. The Issuer and the Guarantors, jointly and severally, covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.04, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 12:00 p.m. (New York, New York time) on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.
SECTION 4.02    Maintenance of Office or Agency. The Company shall at all times maintain a Paying Agent where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give notice to the Trustee of the location, and any change in the location, of each such office or agency. In case the Company shall fail to maintain any such required office or agency or shall fail to give notice of the location or of any change thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
SECTION 4.03    Statement as to Compliance. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and, if any, specifying such Default and the nature thereof of which the signer may have knowledge.
SECTION 4.04    Limitation on Liens. Neither the Issuer nor any Guarantor shall create or incur, or suffer to be created or incurred, any Security Interest in respect of Indebtedness For Borrowed Money on any vessel or other of its respective properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Issuer or any Guarantor permit any member of the Carnival Corporation & plc Group to do any of the foregoing, without making or causing to be made effective provisions whereby either (x) the Notes will be secured by a Security Interest on such vessels, properties or assets equally and ratably with (or prior to) all other Indebtedness For Borrowed Money thereby secured or (y) the Notes will be secured by a Security Interest on other vessels, properties or assets with a book value at least equal to the principal amount of the Notes that ranks prior to all other Indebtedness For Borrowed Money thereby secured, unless after giving effect thereto, the aggregate amount of all such Indebtedness For Borrowed Money secured by Security Interests on such properties or assets would not exceed an amount equal to 40% of the Consolidated Tangible Assets of the Carnival Corporation & plc Group as determined based on the Carnival Corporation & plc Group’s most recent consolidated balance sheet and after giving effect to the incurrence of any Indebtedness For Borrowed Money secured by Security Interests and the application of the proceeds therefrom; provided, however, that the foregoing restriction shall not apply to, and there shall be excluded from Indebtedness For Borrowed Money secured by Security Interests on property or assets in any computation under this Section 4.04, Indebtedness For Borrowed Money secured by:
(i)    Security Interests existing on the Issue Date;
(ii)    Security Interests on any real or personal property on any Person existing at the time such Person became a Guarantor or a member of the Carnival Corporation & plc Group and not incurred in contemplation of such Person becoming a Guarantor or a member of the Carnival Corporation & plc Group;
(iii)    Security Interests in favor of the Issuer, any Guarantor or any member of the Carnival Corporation & plc Group;
(iv)    Security Interests existing on any real or personal property at the time it is acquired by the Issuer, any Guarantor or any member of the Carnival Corporation & plc Group or created within 18 months of the date of such acquisition, conditional sale and similar agreements;
(v)    purchase money Security Interests to secure the purchase price or construction cost of any property incurred prior to, at the time of or within 18 months after the acquisition, the completion of the construction or the commencement of full operations of the property; and
(vi)    any extension, renewal or refunding (or successive extensions, renewals or refundings) of any Security Interest referred to in the foregoing clauses (i) to (v) inclusive; provided the principal amount of such extension, renewal or refunding may not exceed the principal amount of the Security Interest being extended, renewed or refunding plus the amount of any premium or other costs paid in connection with such extension, renewal or refunding.
Any Security Interest granted to the Holders under clauses (x) or (y) of this Section 4.04 will terminate automatically when any other Indebtedness For Borrowed Money that causes such Security Interest to be granted ceases to be secured by any vessels, assets or properties of the Carnival Corporation & plc Group.
SECTION 4.05    Purchase of Notes upon a Change of Control.
(a)    If a Change of Control Triggering Event occurs at any time, then the Company shall make an offer (a “Change of Control Offer”) to each Holder to purchase such

Holder’s Notes (equal to $2,000 principal amount or an integral multiple of $1,000 in excess thereof), at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”) (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(b)    Within 30 days following any Change of Control Triggering Event, the Company shall deliver a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 3.04, which notice shall state:
(A)    that a Change of Control Triggering Event has occurred, and the date it occurred, and that a Change of Control Offer is being made;
(B)    the circumstances and relevant facts regarding such Change of Control;
(C)    the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice;
(D)    that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;
(E)    that any Note (or part thereof) not tendered shall continue to accrue interest; and
(F)    any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.
(c)    On the Change of Control Purchase Date, the Company shall, to the extent lawful:
(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)    deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and
(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)    The Paying Agent shall promptly deliver to each Holder which has properly tendered and so accepted the Change of Control Offer for such Notes, and the Trustee (or an authenticating agent appointed by the Company) shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note so accepted for payment will cease to accrue interest on or after the Change of Control Purchase Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
(e)    This Section 4.05 will be applicable whether or not any other provisions of this Indenture are applicable.
(f)    If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.
(g)    The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the provisions of Section 6 of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(h)    The Company shall comply with the requirements of Rule 14e-1 under the U.S. Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.
(i)    If and for so long as the Notes are listed on The Official List of The International Stock Exchange (the “Exchange”) and if and to the extent that the rules of The International Stock Exchange Authority Limited so require, the Issuer will notify the Exchange of any Change of Control Offer for the Notes.
SECTION 4.06    Additional Amounts.

(a)    All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each beneficial owner of Notes after such withholding or deduction will equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:
(1)    any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, this Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;
(2)    any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(3)    any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;
(4)    any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;
(5)    any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the

Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;
(6)    any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;
(7)    any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;
(8)    any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or
(9)    any combination of clauses (1) through (8) above.
In addition to the foregoing, the Issuer and the Guarantors shall also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).
(b)    If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.
(c)    The Issuer or the relevant Guarantor, if it is the applicable withholding agent, shall make all withholdings and deductions (within the time period) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.
(d)    Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(e)    This Section 4.06 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.
SECTION 4.07    Additional Guarantors.
(a)    If, after the Issue Date, a Subsidiary of the Issuer or Carnival plc (other than any Subsidiary Guarantor) becomes an issuer, borrower, obligor or guarantor with respect to (i) the Existing First-Priority Secured Notes or (ii) any other indebtedness for money borrowed of the Issuer, Carnival plc or any Subsidiary Guarantor of the Notes having, in each case, an aggregate principal amount in excess of $250.0 million, then the Issuer shall cause such Subsidiary to become a Guarantor by causing such Subsidiary to execute a Supplemental Indenture and to deliver it to the Trustee within 20 Business Days of the date on which it becomes an issuer, borrower, obligor or guarantor under the Existing First-Priority Secured Notes or such other indebtedness; provided that the Issuer shall not be required to cause a

Subsidiary to become a Guarantor if such Subsidiary would not be required to provide a guarantee under the Issuer’s, Carnival plc’s or any Subsidiary Guarantor’s Capital Markets Indebtedness. The Issuer shall cause any such Subsidiary to provide such information to the Trustee as is reasonably requested by the Trustee in order to complete the Trustee’s know-your-customer review process to its reasonable satisfaction. Notwithstanding the foregoing, the Issuer shall not be obligated to cause a Subsidiary to guarantee the Notes to the extent that such Guarantee by such Subsidiary would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Subsidiary, (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to the Issuer or such Subsidiary or (z) any significant cost, expense, liability or obligation (including with respect to any taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Guarantee which cannot be avoided through measures reasonably available to the Issuer or such Subsidiary. For the avoidance of doubt, the Trustee shall have no duty or obligation whatsoever to determine whether or not any such Subsidiary is required to become a Guarantor.
(b)    If on any date following the Issue Date, (i) the Issuer (or, if the Issuer is not rated, Carnival plc) has received corporate or issuer credit ratings (or the equivalent) that are Investment Grade Ratings from at least two of the Rating Agencies, and (ii) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Guarantee Fall-Away Event”), Section 4.07(a) shall have no further force and effect, and each Note Guarantee of a Subsidiary Guarantor shall be released, regardless of whether the conditions set forth in clauses (i) and (ii) of the definition of Guarantee Fall-Away Event continue to be satisfied.
SECTION 4.08    Reports to Holders.
(a)    The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 or any successor rule under the U.S. Exchange Act or any special order of the Commission), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or 15(d) of the U.S. Exchange Act. Documents or reports filed by the Company with the Commission via the EDGAR system (or any successor thereto) will be deemed to be provided to the Trustee as of the time such documents are filed via EDGAR (or such successor). If a direct or indirect parent of the Issuer or Carnival plc files with or furnishes to the Commission documents or reports pursuant to Section 13 or 15(d) of the U.S. Exchange Act, then such filings shall be deemed to satisfy the reporting requirements of this Section 4.08(a); provided, that such direct or indirect parent also Guarantees the Notes.
(b)    For so long as any Notes remain outstanding during any period when the Company or any parent company described in Section 4.08(a), as applicable, is not subject to

Section 13 or 15(d) of the U.S. Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the U.S. Exchange Act, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.
SECTION 4.09    Use of Proceeds. The Issuer shall not, directly or indirectly, use, place, invest or give economic use to the proceeds from the Notes in the Republic of Panama.
ARTICLE FIVE
MERGER, CONSOLIDATION OR SALE OF ASSETS
SECTION 5.01    Consolidations and Mergers of Issuer and Carnival plc Permitted Subject to Certain Conditions. Neither the Issuer nor Carnival plc shall, directly or indirectly, consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, unless:
(i)    immediately after giving effect to such transaction, no Default or Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;
(ii)    (A) in case the Issuer shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Issuer substantially as an entirety, in each case, if other than the Issuer, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed; or (B) in case Carnival plc shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, the Person formed by such consolidation or into which Carnival plc is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Carnival plc substantially as an entirety shall (I) be the Issuer or Carnival plc or (II) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of this Indenture on the part of Carnival plc to be performed or observed; and
(iii)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by Section 12.02 and stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Clause (i) of this Section 5.01 shall not apply to any conveyance, transfer or lease of all or substantially all of the Issuer’s or Carnival plc’s (as applicable) properties and assets substantially as an entirety to, or merger or consolidation of the Issuer or Carnival plc (as applicable) with or into, a Guarantor.
SECTION 5.02    Successor Substituted. Upon any consolidation or merger of the Issuer or Carnival plc, or any conveyance, transfer or lease of all or substantially all of the Company’s assets substantially as an entirety, in accordance with Section 5.01 of this Indenture, any surviving entity formed by such consolidation or into which the Issuer or Carnival plc, as applicable, is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.
ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01    Events of Default.
(a)    Each of the following shall be an “Event of Default”:
(i)    default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;
(ii)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
(iii)    failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in this Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clause (i) or (ii) above);
(iv)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), other than indebtedness owed to the Company or any of its Subsidiaries, whether such indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(1)    is caused by a failure to pay principal of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default; or

(2)    results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness that is due and has not been paid, together with the principal amount of any other such indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $120.0 million in aggregate;
(v)    except as permitted by this Indenture (including with respect to any limitations), any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor which is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantors, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 30 days; or
(vi)    (A) a court having jurisdiction over the Company or any Subsidiary Guarantor that is a Significant Subsidiary enters (x) a decree or order for relief in respect of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Company or any Subsidiary Guarantor that is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary Guarantor or group of Subsidiary Guarantors under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary Guarantor or group of Subsidiary Guarantors or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any such Subsidiary Guarantor or group of Subsidiary Guarantors or for all or substantially all the property and assets of the Company or any such Subsidiary Guarantor or group of Subsidiary Guarantors, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due.

(b)    If a Default or an Event of Default occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 15 Business Days after its occurrence by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, and Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default. The Issuer shall also notify the Trustee within 15 Business Days of the occurrence of any Default stating what action, if any, it is taking with respect to that Default.
(c)    If any report required by Section 4.08 is provided after the deadlines indicated for such report, the later provision of the applicable report shall cure a Default caused by the failure to provide such report prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.
SECTION 6.02    Acceleration.
(a)    If an Event of Default (other than an Event of Default specified in Section 6.01(a)(vi) with respect to the Company) occurs and is continuing, the Trustee may, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee shall, if so directed by the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, declare all the Notes to be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(iv) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(iv) shall be remedied or cured, or waived by the Holders of the relevant indebtedness, or the indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.
(b)    In the case of an Event of Default arising under Section 6.01(a)(vi), with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.
(c)    Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.
(d)    Subject to the provisions of Article Seven, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(e)    Within 30 days of the occurrence of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.
SECTION 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 6.04    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee, on behalf of the Holders of all outstanding Notes, rescind acceleration or waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default:
(a)    in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder of Notes affected); or
(b)    for any Note held by a non-consenting Holder, in respect of a covenant or provision which under Article Nine cannot be modified or amended without the consent of the Holders of each Note affected by such modification or amendment.
Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose under this

Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
SECTION 6.05    Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:
(a)    the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines, without obligation, in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;
(b)    the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and
(c)    the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
SECTION 6.06    Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:
(a)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(b)    the Holders of at least 30% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;
(c)    such Holder or Holders shall have offered, and if requested, provided to the Trustee security and/or indemnity (including by way of pre-funding) reasonably satisfactory to the Trustee against any costs, liability or expense;
(d)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and/or security (including by way of pre-funding); and
(e)    during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with the request within such 60-day period.
The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.
A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

SECTION 6.07    Unconditional Right of Holders to Bring Suit for Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes shall not be impaired or affected without the consent of such Holder.
SECTION 6.08    Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:
(a)    any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)    the principal of (or premium, if any, on) any Note at the Stated Maturity thereof, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any, and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.
SECTION 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05) and the Holders allowed in any judicial proceedings relative to any of the Issuer or Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Security Interest on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10    Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
FIRST: to the Trustee and any Agent for amounts due under Section 7.05;
SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and
THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11    Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.
SECTION 6.12    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.13    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.14    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.15    Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.
SECTION 6.16    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SEVEN
TRUSTEE
SECTION 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Subject to the provisions of Section 7.01(a), (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    [Reserved]
(d)    The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.
(e)    The Trustee and any Paying Agent shall not be liable for interest on any money received by it except as the Trustee and any Paying Agent may agree in writing with the Issuer or the Subsidiary Guarantors. Money held by the Trustee or the Principal Paying Agent need not be segregated from other funds except to the extent required by law and, for the avoidance of doubt, shall not be held in accordance with the UK client money rules.
(f)    No provision of this Indenture shall require the Trustee or each Agent or the Principal Paying Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.
(g)    Any provisions hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or each Agent, as the case may be, shall be subject to the provisions of this Section 7.01.
SECTION 7.02    Certain Rights of Trustee.

(a)    Subject to Section 7.01:
(i)    following the occurrence of a Default or an Event of Default, the Trustee is entitled to require all Agents to act under its direction;
(ii)    the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;
(iii)    before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 12.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion and such certificate or opinion will be equal to complete authorization;
(iv)    the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by them hereunder;
(v)    the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity (including by way of pre-funding) satisfactory to them against the costs, expenses and liabilities that might be incurred by them in compliance with such request or direction;
(vi)    unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an officer of such Issuer;
(vii)    the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;
(viii)    whenever, in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(ix)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;
(x)    the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;
(xi)    in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its discretion, may determine what action, if any, will be taken and shall incur no liability for their failure to act until such inconsistency or conflict is, in their reasonable opinion, resolved;
(xii)    the permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;
(xiii)    delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any of the Guarantors’ compliance with any of their covenants hereunder or under the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to determine whether any reports or other documents have been filed with the Commission or via the EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls;
(xiv)    the rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture, including, without limitation, its rights to be indemnified and compensated, are extended to, and will be enforceable by, the Trustee in its capacity hereunder, by the Registrar, the Agents, and each agent, custodian and other Person employed to act hereunder;
(xv)    the Trustee may consult with counsel or other professional advisors and the advice of such counsel or professional advisor or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(xvi)    the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or the Guarantors in Article Four hereof;
(xvii)    the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so;
(xviii)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, public health emergencies, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and
(xix)    the Trustee shall not under any circumstance be liable for any indirect or consequential loss, special or punitive damages (including loss of business, goodwill or reputation, opportunity or profit of any kind) of the Issuer or any Guarantor even if advised of it in advance and even if foreseeable.
(b)    The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(c)    [Reserved].
(d)    [Reserved].
(e)    [Reserved].
(f)    [Reserved].
(g)    The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes.
(h)    The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(i)    No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.
(j)    The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York and may without liability (other than in respect of actions constituting willful misconduct or gross negligence) do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(k)    The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.
(l)    [Reserved]
(m)    In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee, in its discretion, elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 7.03    Individual Rights of Trustee. The Trustee, any Transfer Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Registrar or such other agent. The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee or to the Holders from time to time.
SECTION 7.04    Disclaimer of Trustee . The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement on the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

SECTION 7.05    Compensation and Indemnity. The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all properly incurred disbursements, advances or expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements, charges, advances and expenses of the Trustee’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by either of them without willful misconduct or gross negligence on their part arising out of or in connection with the administration of this trust and the performance of their duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.05) and defending themselves against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of their powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the sole discretion of the Trustee, defend the claim and the Trustee may cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of their own choosing and the Issuer shall pay the properly incurred fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.
To secure the Issuer’s payment obligations in this Section 7.05, the Trustee shall have a Security Interest prior to the Notes on all money or property held or collected by the Trustee in their capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, additional amounts, if any, and interest on particular Notes. Such Security Interest shall survive the satisfaction and discharge of all Notes under this Indenture.
When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vi) with respect to the Issuer, the Guarantors, or any Subsidiary Guarantor that is a Significant Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.
The Issuer’s obligations under this Section 7.05 and any claim or Security Interest arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.
SECTION 7.06    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

The Trustee may resign at any time without giving any reason by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09;
(b)    the Trustee is adjudged bankrupt or insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.06 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid pursuant to Section 7.05.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 30% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer. Without prejudice to the right of the Issuer to appoint a successor Trustee in accordance with the provisions of this Indenture, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office.
If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.06, the Issuer’s and the Guarantors’ obligations under Section 7.05 shall continue for the benefit of the retiring Trustee.

SECTION 7.07    Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 7.08    [Reserved]
SECTION 7.09    Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. If the Trustee acquires any “conflicting interest” (as defined in 310(b) of the TIA) it must comply with the applicable provisions of Section 310 of the TIA in respect of such conflicting interest. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.
SECTION 7.10    Appointment of Co-Trustee.
(a)    It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.10 are adopted to these ends.

(b)    In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Security Interest expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
(c)    Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by the laws of the State of New York and the jurisdiction of organization of the Issuer, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.
(d)    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and
(ii)    no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.
(e)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.
(f)    Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

SECTION 7.11    Resignation of Agents.
(a)    Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer and the Trustee and (except in the case of resignation of the Principal Paying Agent) the Principal Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Principal Paying Agent no such resignation shall take effect until a new Principal Paying Agent (approved in advance in writing by the Trustee) shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent. Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.01. Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.
(b)    If any Agent gives notice of its resignation in accordance with this Section 7.11 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.
(c)    Upon its resignation becoming effective the Principal Paying Agent shall forthwith transfer all moneys held by it hereunder hereof to the successor Principal Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.
SECTION 7.12    Agents General Provisions.
(a)    Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.
(b)    Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notification from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders.
(c)    Funds held by Agents. The Agents will hold all funds subject to the terms of this Indenture.

(d)    Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to DTC.
(e)    Instructions. In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly, and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 7.12, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.
(f)    No Fiduciary Duty. No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person.
(g)    Mutual Undertaking. Each party shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with applicable law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.12(g) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) applicable law or (b) duty of confidentiality. For purposes of this Section 7.12(g), “applicable law” shall be deemed to include (i) any rule or practice of any regulatory or governmental authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any regulatory or governmental authority and any party that is customarily entered into by institutions of a similar nature.
(h)    Tax Withholding.
(i)    The Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated; provided, however, that the Issuer’s obligations under this Section 7.12(h) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both.
(ii)    Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by

Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 7.12(h)(ii).
ARTICLE EIGHT
DEFEASANCE; SATISFACTION AND DISCHARGE
SECTION 8.01    Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of its Board of Directors, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.
SECTION 8.02    Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest (including Additional Amounts) on such Notes when such payments are due from the trust fund described in Section 8.08, (b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.
SECTION 8.03    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under any covenant contained in Sections 4.03 through 4.05, 4.07 through 4.09 and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
SECTION 8.04    Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:
(i)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium, if any) on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
(ii)    in the case of Legal Defeasance, the Issuer must deliver to the Trustee:
(A)    an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and
(B)    an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the Holders will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(iii)    in the case of Covenant Defeasance, the Issuer must deliver to the Trustee:
(A)    an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and
(B)    an opinion of counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the Holders will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(iv)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of Security Interests to secure such borrowings);
(v)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;
(vi)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(vii)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.
SECTION 8.05    Satisfaction and Discharge of Indenture. This Indenture, and the rights of the Trustee and the Holders of the Notes hereunder, shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:
(1)    either:

(A)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(B)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;
(2)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(3)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).
SECTION 8.06    Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.05 and 7.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Guarantors in Section 7.05 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.
SECTION 8.07    Acknowledgment of Discharge by Trustee. Subject to Section 8.11, after the conditions of Section 8.02, 8.03 or 8.05 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and Guarantor’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.
SECTION 8.08    Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited cash or Government Securities through the Paying

Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.
SECTION 8.09    Repayment to Issuer. Subject to Sections 7.05, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or deliver to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or delivery) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
SECTION 8.10    Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such Government Securities.
SECTION 8.11    Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. dollars or Government Securities in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or Government Securities in accordance with this Article Eight; provided that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or Government Securities held by the Trustee or the Paying Agent.
ARTICLE NINE
AMENDMENTS AND WAIVERS
SECTION 9.01    Without Consent of Holders.
(a)    The Issuer, the Guarantors and the Trustee may modify, amend or supplement the Note Documents without notice to or consent of any Holder:

(i)    to cure any ambiguity, omission, error, defect or inconsistency;
(ii)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a consolidation or merger or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(iii)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that, in the good faith judgment of the Board of Directors of the Issuer, does not adversely affect the legal rights under this Indenture of any such holder in any material respect;
(iv)    to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;
(v)    to provide for any Subsidiary to provide a Note Guarantee in accordance with Section 4.07, to add security to or for the benefit of the Notes or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Security Interest or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is permitted under this Indenture;
(vi)    to mortgage, pledge, hypothecate or grant a security interest in favor of or for the benefit of holders of Note Obligations;
(vii)    to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(viii)    to allow any Guarantor (including any Parent Entity) to execute a Supplemental Indenture and a Note Guarantee with respect to the Notes;
(ix)    to provide for uncertificated Notes in addition to or in place of Definitive Registered Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); or
(x)    to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.
(b)    In connection with any proposed amendment or supplement in respect of such matters, the Trustee will be entitled to receive, and rely conclusively on, an Opinion of Counsel and/or an Officer’s Certificate.

(c)    For the avoidance of doubt (and without limiting the generality of any other statements in this Indenture), the provisions of the TIA, shall not apply to any amendments to or waivers or consents under this Indenture.
SECTION 9.02    With Consent of Holders.
(a)    Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01, the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
(b)    Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(i)    reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(ii)    reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon the redemption of any such Note or change the time at which such Note may be redeemed;
(iii)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(iv)    impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;
(v)    waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);
(vi)    make any Note payable in money other than that stated in the Notes;
(vii)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)    waive a redemption payment with respect to any Note (other than a payment required by Section 4.05);
(ix)    make any change to or modify the ranking of the Notes as to contractual right of payment in a manner that would adversely affect the holders thereof;
(x)    release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(xi)    make any change in the preceding amendment and waiver provisions.
(c)    The consent of the Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment, modification, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement, waiver or consent. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
SECTION 9.03    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.04    Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.
SECTION 9.05    [Reserved].
SECTION 9.06    Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.01(b), setting forth in general terms the substance of such supplemental indenture or waiver.
SECTION 9.07    Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer enforceable against them in accordance with its terms (for the avoidance of doubt, such Opinion of Counsel is not required with respect to any Guarantor). Such Opinion of Counsel shall be an expense of the Issuer.
SECTION 9.08    Additional Voting Terms; Calculation of Principal Amount.
(a)    All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 9.08(b).
(b)    The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (ii) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 9.08(b) shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.
ARTICLE TEN
GUARANTEE
SECTION 10.01    Note Guarantees.
(a)    The Guarantors, either by execution of this Indenture or a Supplemental Indenture, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Indenture or such Supplemental Indenture, as applicable, unconditionally guarantee, on a joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Additional Amounts, if any) with respect to, each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Note Obligations”). The Guarantors further agree that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Note Obligation. All payments under each Note Guarantee will be made in U.S. dollars.

(b)    The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Note Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and each covenant that their Note Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.
(c)    The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
SECTION 10.02    Subrogation.
(a)    Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.
(b)    The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Note Obligations as provided in Section 6.02, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.
SECTION 10.03    Release of Note Guarantees.
(a)    The Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged under this Indenture upon:
(i)    in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;
(ii)    in the case of a Subsidiary Guarantor, any direct or indirect sale, exchange or other transfer (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer) after which the applicable Subsidiary Guarantor either (i) is no longer a Subsidiary of the Issuer, Carnival plc or another Guarantor or (ii) would not be required to provide a Note Guarantee under Section 4.07;
(iii)    in the case of a Subsidiary Guarantor, the release or discharge of the Guarantee by a Subsidiary Guarantor of the Existing First-Priority Secured Notes and any other indebtedness that requires or would require such Subsidiary Guarantor to guarantee the Notes;
(iv)    in the case of each Subsidiary Guarantor, upon the first date following the Issue Date on which a Guarantee Fall-Away Event has occurred, regardless of whether the conditions set forth in clauses (i) and (ii) of the definition of Guarantee Fall-Away Event continue to be satisfied; or
(v)    the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture.
(b)    Subject to Section 4.07(b), in the event that any released Subsidiary Guarantor (in the case of clause (iii) above) thereafter becomes an issuer, borrower, obligor or guarantor under the Existing First-Priority Secured Notes or any other indebtedness that requires or would require such Subsidiary Guarantor to Guarantee the Notes, such former Subsidiary Guarantor will again provide a Guarantee.
SECTION 10.04    Limitation and Effectiveness of Note Guarantees. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.
SECTION 10.05    Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.
SECTION 10.06    Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.
SECTION 10.07    No Waiver. Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.
SECTION 10.08    Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.
SECTION 10.09    Limitation on the Italian Guarantor’s Liability. Without prejudice to Section 10.04, the obligations of the Italian Guarantor under this Indenture shall be subject to the following limitations:
(a)    obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the issuance of the Notes, the purpose or actual use of which is, directly or indirectly:

(i)    the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;
(ii)    a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or
(iii)    the refinancing thereof;
(b)    without prejudice to Section 10.04, pursuant to Article 1938 of the Italian civil code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Indenture shall not exceed, at any given time, the lower of (i) $1,000,000,000, and (ii) the following amount: (1) the ratio between the net book value of vessels owned by the Italian Guarantor and subject to mortgage to secure the indebtedness raised pursuant to the Secured Debt (which shall indicate, collectively, (A) the 2028 First-Priority Secured Notes, (B) the 2029 First-Priority Secured Notes and (C) the Existing Term Loan Facility ((A), (B) and (C), collectively, the “Secured Debt”)), divided by the net book value of all vessels owned by the Issuer and the Guarantors under the Secured Debt (including the Italian Guarantor) and subject to mortgage to secure the indebtedness raised pursuant to the Secured Debt, multiplied by (2) the amounts issued/drawn down and not repaid yet under the Secured Debt, the Existing Unsecured Notes, the Notes and the Convertible Notes; and
(c)    obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.
ARTICLE ELEVEN
[RESERVED]

ARTICLE TWELVE
MISCELLANEOUS
SECTION 12.01    Notices.
(a)    Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:
if to the Issuer or the Guarantors:
    Carnival Corporation
    3655 NW 87th Avenue
    Miami, FL 33178-2428
    Facsimile: +1 305 406 4758
    Attn: General Counsel

if to the Trustee, Principal Paying Agent, Transfer Agent or Registrar:
U.S. Bank Trust Company, National Association
60 Livingston Avenue
St. Paul, MN 55107
Attn: Corporate Trust Administrator
The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b)    Notices regarding the Notes shall be:
(i)    delivered to Holders electronically or mailed by first-class mail, postage paid; and
(ii)    in the case of Definitive Registered Notes, delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.
Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
(c)    If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.01(b) above, may be given by delivery of the relevant notice to DTC for communication.
(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(e)    All notices, approvals, consents, requests and any communications hereunder must be in writing; provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuer and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 12.02    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Original Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:
(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the Officer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.
SECTION 12.03    Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 12.04    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 12.05    [Reserved].
SECTION 12.06    Legal Holidays. If any Interest Payment Date, the maturity date for the Notes or any Redemption Date or date of repurchase of the Notes pursuant to a Change of Control Offer, falls on a day that is not a Business Day, the required payment shall be made on the next succeeding day that is a Business Day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date, Redemption Date or date of repurchase, as the case may be. If a Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 12.07    Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 12.08    Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Note Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantors not resident in the United States has appointed National Registered Agents, Inc., located 28 Liberty Street, New York, New York 10005, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Note Guarantees or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. National Registered Agents, Inc. has hereby accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and each Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors, as applicable. Notwithstanding the foregoing, any action involving the Issuer or Guarantors arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted by any Holder or the Trustee in any other court of competent jurisdiction. The Issuer and each Guarantor expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.
EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 12.09    No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under this Indenture, the Notes or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.
SECTION 12.10    Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.11    Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.
SECTION 12.12    Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.13    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14    Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantors’ obligations under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

COMPANY:

CARNIVAL CORPORATION

By:    /s/ Lourdes Suarez ___________
    Name: Lourdes Suarez
    Title: Treasurer

CARNIVAL PLC

By: /s/ Lourdes Suarez ___________
    Name: Lourdes Suarez
    Title: Treasurer

[Signature Page to Indenture]

GUARANTORS:

HAL ANTILLEN N.V.

By:     SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ R.M.P. Mendez_____________
    Name: R.M.P. Mendez
    Title: Managing Director

By:     /s/ T.L. Cannegieter____________
    Name: T.L. Cannegieter
    Title: Managing Director

HOLLAND AMERICA LINE N.V.

By: SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ R.M.P. Mendez______________
    Name: R.M.P. Mendez
    Title: Managing Director

By:    /s/ T.L. Cannegieter______________
    Name: T.L. Cannegieter
    Title: Managing Director

[Signature Page to Indenture]

CRUISEPORT CURAÇAO C.V.

By: Holland America Line N.V., its General Partner

By: SSC Shipping and Air Services (Curaçao), N.V., its Sole Director

By:    /s/ R.M.P. Mendez _____________
    Name: R.M.P. Mendez
    Title: Managing Director

By:    /s/ T.L. Cannegieter ____________
    Name: T.L. Cannegieter
    Title: Managing Director

PRINCESS CRUISE LINES, LTD.

By:    /s/ Daniel Howard ______________
    Name: Daniel Howard
    Title: Senior Vice President, General Counsel & Assistant Secretary

SEABOURN CRUISE LINE LIMITED

By: SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ R.M.P. Mendez _____________
    Name: R.M.P. Mendez
    Title: Managing Director

By:    /s/ T.L. Cannegieter ____________
    Name: T.L. Cannegieter
    Title: Managing Director

[Signature Page to Indenture]

COSTA CROCIERE S.P.A.

By:    /s/ Enrique Miguez_____________
    Name: Enrique Miguez
    Title: Director

GXI, LLC

By: Carnival Corporation, its Sole Member

By:    /s/ Lourdes Suarez _____________
    Name: Lourdes Suarez
    Title: Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Transfer Agent and Registrar
By:    /s/ Brandon Bonfig _____________
Name: Brandon Bonfig
Title: Vice President

[Signature Page to Indenture]

Schedule I
GUARANTORS

Entity	Jurisdiction
Carnival plc	England and Wales
GXI, LLC	Delaware
Princess Cruise Lines, Ltd.	Bermuda
Seabourn Cruise Line Limited	Bermuda
Costa Crociere S.p.A.	Italy
Holland America Line N.V.	Curaçao
HAL Antillen N.V.	Curaçao
Cruiseport Curaçao C.V.	Curaçao

I-1

EXHIBIT A
[FORM OF FACE OF NOTE]
CARNIVAL CORPORATION
[If Regulation S Global Note – CUSIP Number [●]1 / ISIN [●]2]
[If Restricted Global Note – CUSIP Number [●]3 / ISIN [●]4]
No. [●]
[Include if Global Note — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS
1     Issue Date Regulation S CUSIP: P2121V AU8.
2     Issue Date Regulation S ISIN: USP2121VAU81.
3     Issue Date Rule 144A CUSIP: 143658 BZ4.
4     Issue Date Rule 144A ISIN: US143658BZ43.

THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, CARNIVAL PLC OR ANY RESPECTIVE SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO A TRANSFER PURSUANT TO CLAUSE (D) OR (E), THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (D) OR (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT TRANSFER THE SECURITIES IN AN AMOUNT LESS THAN $2,000.

5.875% SENIOR UNSECURED NOTE DUE 2031
Carnival Corporation, a Panamanian corporation, for value received, promises to pay to Cede & Co. or registered assigns the principal sum of $[●] (as such amount may be increased or decreased as indicated in Schedule A (Schedule of Principal Amount in the Global Note) of this Note) on June 15, 2031.
From [●], 20[●] or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 5.875%, payable semi-annually on June 15 and December 15 of each year, beginning on [●], to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding June 1 and December 1, as the case may be.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CARNIVAL CORPORATION
By:
Name:
Title:

Dated: [●], 20[●]

CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:    _______________________________________
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]
5.875% Senior Unsecured Note due 2031
1.    Interest
Carnival Corporation, a Panamanian corporation (together with its successors and assigns under the Indenture, the “Issuer”), for value received, promises to pay interest on the principal amount of this Note from [●], 20[●] at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.
2.    Additional Amounts
(a)    All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each beneficial owner of Notes after such withholding or deduction shall equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:
(1)    any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, the Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

(2)    any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(3)    any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;
(4)    any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;
(5)    any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;
(6)    any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;
(7)    any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;
(8)    any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or
(9)    any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).
(b)    If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.
(c)    The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.
(d)    Whenever in the Indenture or this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(e)    The preceding obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.
3.    Method of Payment
The Issuer shall pay interest on this Note (except defaulted interest) to the Holder at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.
The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of this Note to the Paying Agent.
4.    Paying Agent and Registrar
Initially, U.S. Bank Trust Company, National Association or one of its affiliates will act as Principal Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.
5.    Indenture
The Issuer issued this Note under an indenture dated as of May 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among, inter alios, the Issuer, the guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and U.S. Bank Trust Company, National Association, as Principal Paying Agent, Transfer Agent and Registrar. The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
6.    Optional Redemption
The Issuer may, at its option, redeem the Notes as a whole at any time or in part from time to time, at any time prior to March 15, 2031 (the “Par Call Date”), on at least 10 days’ but not more than 60 days’ prior notice, delivered to each Holder of the Notes to be redeemed, at a Redemption Price equal to the greater of:
(i)    100% of the principal amount of the Notes to be redeemed, and

(ii)    the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the Redemption Date computed using a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points;
plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
On or after the Par Call Date, the Issuer may, at its option, redeem the Notes as a whole at any time or in part from time to time, on at least 10 days, but not more than 60 days, prior notice delivered to each Holder of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of the principal and interest thereon (less interest accrued to the Redemption Date) that would be due if the Notes matured on the Par Call Date.
“Treasury Rate” means, with respect to any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if the period from such Redemption Date to the Par Call Date is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from such Redemption Date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
On and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the applicable Redemption Price and accrued and unpaid interest.
Any optional redemption shall be subject to the terms of Article Three of the Indenture (including, without limitation, the right of the Issuer to send a redemption notice earlier than 60 days prior to the applicable Redemption Date under certain circumstances).

7.    Redemption for Changes in Taxes
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth in Section 3.04 of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if the Issuer determines, based upon an opinion of independent counsel of recognized standing, that on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of: (1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); or (2) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).
The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.
The foregoing provisions of this paragraph 7 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).
8.    Repurchase at the Option of Holders
Upon a Change of Control Triggering Event, the Holders shall have the right to require the Company to offer to repurchase the Notes pursuant to Section 4.05 of the Indenture.

9.    Denominations
The Notes (including this Note) are in denominations of $2,000 and integral multiples of $1,000 in excess thereof of principal amount at maturity. The transfer of Notes (including this Note) may be registered, and Notes (including this Note) may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
10.    Unclaimed Money
All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, this Note or any other Note that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.
11.    Discharge and Defeasance
The Notes shall be subject to defeasance, satisfaction and discharge as provided in Article Eight of the Indenture.
12.    Amendment, Supplement and Waiver
The Note Documents may be amended or modified as provided in Article Nine of the Indenture.
13.    Defaults and Remedies
This Note and the other Notes have the Events of Default as set forth in Section 6.01 of the Indenture.
14.    Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.
15.    No Recourse Against Others
A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under this Note, the other Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.
16.    Authentication
This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
17.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.    ISIN and/or CUSIP Numbers
The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so, the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.
19.    Governing Law
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

ASSIGNMENT FORM
To assign and transfer this Note, fill in the form below:
(I) or (the Issuer) assign and transfer this Note to
___________________________________________________________________________
    (Insert assignee’s social security or tax I.D. no.)
___________________________________________________________________________
    (Print or type assignee’s name, address and postal code)
and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Your Signature: ____________________________________________________________
    (Sign exactly as your name appears on the other side of this Note)
Signature Guarantee: ________________________________________________________
    (Participant in a recognized signature guarantee medallion program)
Date: _____________________________________________
Certifying Signature
In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any of its Affiliates, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:
CHECK ONE BOX BELOW
(1)    ☐    to the Issuer, Carnival plc or any respective Subsidiary thereof; or
(2)    ☐    pursuant to an effective registration statement under the U.S. Securities Act of 1933; or
(3)    ☐    pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or
(4)    ☐    pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or
(5)    ☐    pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended, who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.
Signature: ____________________________________
Signature Guarantee: ______________________________________________________
    (Participant in a recognized signature guarantee medallion program)
Certifying Signature: __________________ Date: ____________________
Signature Guarantee: ______________________________________________________
    (Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.05 of the Indenture, check the box: ☐
If the purchase is in part, indicate the portion (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) to be purchased:
Your Signature: ______________________________________________________
    (Sign exactly as your name appears on the other side of this Note)
Date:
Certifying Signature: ____________________________________

SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/ Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of authorized officer of Registrar

Schedule A-1

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE TO REGULATION S GLOBAL NOTE5
(Transfers pursuant to § 2.06(b)(ii) of the Indenture)
U.S. Bank Trust Company, National Association
U.S. Bank Global Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55017
EP-MN-WS3C
Attention: Transfer Agent

Re: 5.875% Senior Unsecured Notes due 2031 (the “Notes”)
Reference is hereby made to the Indenture dated as of May 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among, inter alios, Carnival Corporation, a Panamanian corporation, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to $________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.: [●]6 / ISIN No.: [●]7) with DTC in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No.: [●]8 / ISIN No.: [●]9).
In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:
(a)    with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:
(i)    the offer of the Notes was not made to a person in the United States;
5     If the Note is a Definitive Registered Note, appropriate changes need to be made to the form of this transfer certificate.
6     Issue Date Rule 144A CUSIP: 143658 BZ4.
7     Issue Date Rule 144A ISIN: US143658BZ43.
8     Issue Date Regulation S CUSIP: P2121V AU8.
9     Issue Date Regulation S ISIN: USP2121VAU81.
B-1

(ii)    either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(iii)    no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
(iv)    the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and
(v)    the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.
(b)    with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.
You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
[Name of Transferor]
By:    ____________________________________
Name:
Title:
Date:
cc:
Attn:
B-2

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
(Transfers pursuant to § 2.06(b)(iii) of the Indenture)
U.S. Bank Trust Company, National Association
U.S. Bank Global Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55017EP-MN-WS3C
Attention: Transfer Agent

Re: 5.875% Senior Unsecured Notes due 2031 (the “Notes”)
Reference is hereby made to the Indenture dated as of May 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among, inter alios, Carnival Corporation, a Panamanian corporation, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to $_______ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with DTC (CUSIP No.: [●]10 / ISIN No.: [●]11) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.: [●]12 / ISIN No.: [●]13).
In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:
CHECK ONE BOX BELOW:
☐    the Transferor is relying on Rule 144A under the Securities Act for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or
10     Issue Date Regulation S CUSIP: P2121V AU8.
11     Issue Date Regulation S ISIN: USP2121VAU81.
12     Issue Date Rule 144A CUSIP: 143658 BZ4.
13     Issue Date Rule 144A ISIN: US143658BZ43.
C-1

☐    the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.
You, the Issuer, the Guarantors, and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Name of Transferor]
By:    ____________________________________
Name:
Title:
Date:
cc:
Attn:
C-2

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE dated as of [●], 20[●] (this “Supplemental Indenture”) by and among Carnival Corporation (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of May 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 5.875% Senior Unsecured Notes due 2031 of the Issuer initially in the aggregate principal amount of $1,000,000,000 (the “Notes”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE II
AGREEMENT TO BE BOUND
SECTION 2.1 Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten thereof.

SECTION 2.2 Execution and Delivery. The New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
[SECTION 2.3 Guarantee Limitations. Schedule IV of the Indenture is hereby amended by adding the following:
[New Guarantee Limitation Language].]
ARTICLE III
MISCELLANEOUS
SECTION 3.1 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 3.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.3 Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
SECTION 3.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.
SECTION 3.5 Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.
SECTION 3.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.
SECTION 3.7 Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.
SECTION 3.8 Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
ISSUER:
CARNIVAL CORPORATION
By: ___________________________________
Name:
Title:
NEW GUARANTORS:

[NEW GUARANTORS]

By: ___________________________________
Name:
Title:
TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    ___________________________________
Name:
Title:

D-4